Exhibit 4.2

Execution Version

WYNDHAM HOTELS & RESORTS, INC.

as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 13, 2018

5.375% Notes due 2026

ARTICLE 4

COVENANTS

Section 4.03	Reports	44
Section 4.04	Compliance Certificate	45
Section 4.05	Additional Amounts	45
Section 4.06	Limitations on Liens	48
Section 4.07	Limitations on Sale and Leaseback Transactions	49
Section 4.08	Exemption from Limitations on Liens and Limitations on Sale and Leaseback Transactions	49
Section 4.09	Repurchase at the Option of Holders upon a Change of Control Triggering Event	50
Section 4.10	Additional Guarantees	51

ARTICLE 5

SUCCESSORS

ARTICLE 6

DEFAULTS AND REMEDIES

ARTICLE 7

TRUSTEE

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes	52
Section 9.02	With Consent of Holders of Notes	53
Section 9.03	[Intentionally Omitted]	54
Section 9.04	Revocation and Effect of Consents	54
Section 9.05	Notation on or Exchange of Notes	55
Section 9.06	Trustee to Sign Amendments, etc.	55

ARTICLE 10

GUARANTEES

ARTICLE 11

MISCELLANEOUS

Section 11.16	Supplemental Indenture Controls	55

ARTICLE 12

SATISFACTION AND DISCHARGE

FIRST SUPPLEMENTAL INDENTURE dated as of April 13, 2018 (this “Supplemental Indenture”) between Wyndham Hotels & Resorts, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company, the Parent Guarantor and the Trustee have previously executed and delivered an Indenture, dated as of April 13, 2018 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s senior debt securities;

WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture to, among other things, establish the form or terms of any series of Notes (as defined in the Base Indenture) as permitted by Section 2.01 and Section 9.01 of the Base Indenture;

WHEREAS, the Company is entering into this Supplemental Indenture to, among other things, establish the form and terms of the Company’s new series of 5.375% Notes due 2026 (the “Notes”) pursuant to the Base Indenture, as modified by this Supplemental Indenture;

WHEREAS, Section 9.01 of the Base Indenture provides that the Company and Guarantors may conform the Base Indenture, as amended and supplemented, or the Notes, as amended or supplemented, to the description and terms of such Notes in the offering memorandum, prospectus supplement or other offering document applicable to such Notes at the time of the initial sale thereof; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Trustee, for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes (as defined herein), hereby enter into this Supplemental Indenture to, among other things, establish the terms of the Notes pursuant to Section 2.01 of the Base Indenture and there is hereby established the Company’s “5.375% Notes due 2026” as a separate series of Notes (as defined in the Base Indenture) and such parties further agree that this Supplemental Indenture affects the Company’s 5.375% Notes due 2026 only and not any other series of Notes (as defined in the Base Indenture), except with respect to Section 9.02 hereof.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                            Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto that governs the Notes have the respective meanings specified in this Section 1.01. Each term defined in the Base Indenture and not otherwise defined herein has the same meaning when used in this Supplemental Indenture as in the Base Indenture (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business, all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of the term Consolidated EBITDA.

“Acquisition Termination Event” means that (i) the La Quinta Acquisition Agreement is terminated, or (ii) Wyndham Worldwide Corporation determines that the La Quinta Acquisition will not occur.

“Additional Amounts” has the meaning assigned to it in Section 4.05 of this Supplemental Indenture.

“Additional Notes” means Notes issued pursuant to the terms of the Base Indenture or this Supplemental Indenture in addition to Initial Notes (other than any Notes issued in respect of Initial Notes pursuant to Sections 3.06 or 9.05 of this Supplemental Indenture or Sections 2.06, 2.07 or 2.10 of the Base Indenture).

“Attributable Indebtedness” means, with regard to a sale and leaseback arrangement of a Principal Property that is a Capitalized Lease, shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Base Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the date of this Supplemental Indenture.

“Capitalized Lease” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Equivalents” means:

(a)                                 (1)    Dollars, Canadian Dollars, Pounds, Euros, or any national currency of any member state of the European Union; or (2) any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(b)                                 securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian governments, the United Kingdom, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)                                  certificates of deposit, time deposits, pound time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(d)                                 repurchase obligations for underlying securities of the types described in clauses (b), (c) and (g) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                                  commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with an Investment Grade Rating from S&P or Moody’s, with maturities of 24 months or less from the date of acquisition;

(f)                                   marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(g)                                  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(h) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i)                                     investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings categories by S&P or Moody’s;

(j)                                    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(k)                                 bills of exchange issued in the United States, Canada, the United Kingdom. a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(l)                                     instruments of the types described in clauses (a) through (k) above denominated in Dollars; and

(m)                             investment funds investing at least 90% of their assets in instruments of the types described in clauses (a) through (l) above.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries;

(2)                                 the adoption of a plan relating to the Company’s liquidation or dissolution; or

(3)                                 any “person” (as the term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company.

Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control solely as a result of the Company becoming a direct or indirect wholly-owned Subsidiary of a holding company  if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company and (b) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner. In addition, the Spin-Off and transactions related thereto shall not constitute, or be deemed to constitute, or result in a “Change of Control.” Prior to the consummation of the Spin-Off, a Change of Control pursuant to clause (3) immediately above shall not be triggered for so long as the Company is a direct or indirect Subsidiary of the Parent Guarantor unless an event set forth in clause (3) above occurs with respect to the Parent Guarantor after giving effect to this paragraph substituting “Parent Guarantor” for “the Company” for purposes of this sentence only.

“Change in Domicile” has the meaning assigned to it in Section 4.05(b) of this Supplemental Indenture.

“Change of Control Triggering Event” means (x) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of Moody’s and S&P (or, in the event S&P or Moody’s or both shall cease rating the Notes

(for reasons outside the control of the Company) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency) and (y) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such Rating Agency in effect (i) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (ii) the date on which the Notes are originally issued under the Indenture. Notwithstanding the foregoing, a downgrade will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a downgrade for purposes of the definition of Change of Control Triggering Event) if the rating agencies making the reduction in rating do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the reduction in rating).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations or, if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)                                 increased (without duplication) by the following:

(i)        provision for taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii)    (a) Consolidated Interest Expense of such Person for such period, (b) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (c) bank fees and (d) costs of surety bonds in connection with financing activities, in each case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)    any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including (a) such fees, expenses or charges related to the incurrence of the loans under the Credit Agreement and any other credit facilities or the offering of debt securities and (b) any amendment or other modification of the Indenture, any other credit facilities or other Indebtedness or the offering of debt securities (in each case, whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)    the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including charges, reserves and expense related to the closure and/or consolidation of facilities and to exiting lines of business; plus

(vi)    any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period; plus

(vii)    (1) pro forma adjustments in respect of cost savings, operating expense reductions and cost synergies relating to any Specified Transaction or the implementation of an operational initiative or operational change, in each case, projected by the Company in good faith to result from actions taken or expected to be taken (in the good faith determination of the Company) within 24 months after the date any such transaction is consummated and (2) the amount of “run-rate” cost savings, synergies and operating efficiencies projected by the Company in good faith to be realized in connection with any Specified Transaction or the implementation of an operational initiative or operational change, in each case, within 24 months after the date any such transaction is consummated (which cost savings, synergies or operating efficiencies shall be determined by the Company in good faith and shall be calculated on a Pro Forma Basis as though such cost savings, synergies or operating efficiencies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that, in the case of each of clause (1) and (2), the Company shall have determined in good faith that such cost savings or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions; plus

(viii)    any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of Capital Stock; plus

(ix)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) of this definition below for any previous period and not added back; plus

(x)    to the extent not already included in Consolidated Net Income, proceeds of business interruption insurance (to the extent actually received and net of expenses incurred to obtain such proceeds, unless otherwise deducted in determining Consolidated Net Income); plus

(xi)    any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xii)    realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus

(xiii)    net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xiv)    the amount of loss on sale of Securitization Assets in connection with a Qualified Securitization Financing; plus

(xv)                          “run-rate” start-up costs, losses and charges resulting from the establishment of new facilities and the first year of operation thereof; and

(b)                                 decreased (without duplication) by the following:

(i)    non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)    realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus

(iii)    any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv)    any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(v)    the amount of any minority interest income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(vi)                              the amount of any charges, expenses, costs or other payments in respect of (x) facilities no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries, (y) abandoned, closed, disposed or discontinued operations and (z) any losses on disposal of abandoned, closed or discontinued operations; plus

(vii)                                 any non-cash losses realized in such period in connection with adjustments to any Plan due to changes in actuarial assumptions, valuation or studies; plus

(viii)                        any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus

(ix)     cash payments made during such period in respect of non-cash items added back to Consolidated EBITDA pursuant to clause (a)(vi) above in a prior period; and

(c)                                  increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

(d)                                 There shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Company or any Restricted Subsidiary during such period, including, to the extent not subsequently sold, transferred or otherwise disposed of by the Company or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring during such period but prior to such acquisition). For purposes of determining the Secured Leverage Ratio, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring during such period but prior to such sale, transfer or disposition).

(e)                                  Any adjustments in the calculation of Consolidated Net Income shall be without duplication of any adjustment to Consolidated EBITDA, and any adjustments to Consolidated EBITDA shall be without duplication of any adjustments to Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(3)                                 any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to the definition thereof), in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income, without duplication:

(1)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not (x) a joint venture with outstanding third party Indebtedness for borrowed money or (y) a Subsidiary that is not a Restricted Subsidiary, that (as reasonably determined by a Responsible Officer) could have been distributed by such Person during such period to the Company or a Restricted Subsidiary) as a dividend or other distribution or return on investment;

(2)    any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations of the Company or any Restricted Subsidiary;

(3)    any net gain (or loss) realized upon the sale or other disposition of any asset (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer of the Company or its Board of Directors);

(4)    (i) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including any Transaction Expenses or related to contract termination), or (ii) any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;

(5)    the cumulative effect of a change in accounting principles;

(6)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and (ii) income (loss) attributable to deferred compensation plans or trusts;

(7)    all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)    any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;

(9)    any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)    any acquisition accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(11)    any impairment charge, write-down or write-off relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities;

(12)    any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;

(13)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item;

(14)    any non-cash items in respect of (x) pension and other post retirement obligations, (y) environmental obligations and (z) litigation or other disputes in respect of events and exposures will be excluded from Consolidated Net Income;

(15)    any cash payments in respect of (x) pension and other post retirement obligations, (y) environmental obligations and (z) litigation or other disputes will be deducted from

Consolidated Net Income (but only to the extent not already reducing Consolidated Net Income in accordance with GAAP) and in each case of clauses (x) through (z), excluding any payments in respect of charges taken on or prior to the date hereof;

(16)                          earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

(17)                          costs related to the implementation of operational and reporting systems and technology initiatives; and

(18)   (A) any Transaction Expenses or (B) any costs or expenses associated with any single or one-time event.

In addition, to the extent not already excluded from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed in such period by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder and (ii) to the extent covered by insurance and actually reimbursed in such period, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Credit Agreement” means the credit agreement described in the Offering Memorandum under the heading “Description of Other Indebtedness—Financing Transactions in Connection with the Spin-Off” and expected to be entered into, by and among Wyndham Hotels & Resorts, Inc., a Delaware corporation, Bank of America, N.A., as administrative agent and collateral agent, and each lender from time to time party thereto..

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 of the Base Indenture, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 of the Base Indenture as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business, as applicable, all as determined on a consolidated basis for such Sold Entity or Business, as applicable.

“Disposition” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock or solely at the direction of the Company), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale or casualty or condemnation event), (b) is redeemable at the option of the holder thereof, in whole or in part, (other than if the Company has the option to settle for Qualified Capital Stock and cash in lieu of fractional shares), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Notes are no longer outstanding; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of the Company (or any direct or indirect parent thereof), the Company or the Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Equity Offering” means (x) a sale of Capital Stock other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other securities of the Company or any parent of the Company and (b) issuances of Capital Stock to any Subsidiary of the Company or (y) a cash equity contribution to the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Company or any Guarantor and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“FATCA” has the meaning assigned it in Section 4.05(b)(ii)(8) of this Supplemental Indenture.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Restricted Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) of the Base Indenture which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means each of the Restricted Global Notes.

“Guarantee” or “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the guarantee.

“Guarantor” means any entity that guarantees the Notes pursuant to the terms of the Indenture until released.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Swap Contract.

“Holder” means the registered holder of the Notes.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture and as further amended or supplemented from time to time with respect to the Notes.

“Indebtedness” with respect to any specified Person means, without duplication, (i) any obligation of such Person for money borrowed and (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments (but not including surety or similar bonds), in each case if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided that the accrual of interest, the accretion of accreted value or original issue discount, and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Initial Notes” means the Notes issued on the Issue Date (and any Notes issued in respect thereof pursuant to Sections 3.06 or 9.05 of this Supplemental Indenture or Sections 2.06, 2.07 or 2.10 of the Base Indenture).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt for borrowed money in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid back, repaid, returned, distributed or otherwise received in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by a Rating Agency.

“Issue Date” means April 13, 2018.

“La Quinta Acquisition” means the acquisition of the hotel franchising and management business by the Company from La Quinta Holdings Inc. for cash, which is subject to certain conditions and regulatory approvals.

“La Quinta Acquisition Agreement” means the Agreement and Plan of Merger by and among Wyndham Worldwide Corporation, WHG BB Sub, Inc. and La Quinta Holdings Inc., dated as of January 17, 2018, as such agreement may be amended or modified.

“Lien” means any pledge, mortgage, lien or other security interest.

“Limited Condition Acquisition” means any acquisition, including by way of merger, by the Company or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third-party financing.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Company and after taking into account any available tax credit or deductions and any tax sharing agreements).

“Note” or “Notes” has the meaning assigned to it in the preamble and includes the Initial Notes and any Additional Notes.

“Offering Memorandum” means that certain preliminary offering memorandum of the Company relating to the offering of the Notes, dated March 23, 2018, as supplemented by the pricing supplement, dated March 29, 2018.

“Parent Guarantor” means Wyndham Worldwide Corporation, a Delaware corporation.

“Permitted Liens” means:

(1)                                 Liens securing Indebtedness in aggregate principal amount not to exceed the greater of (x) $2,350 million at any time outstanding or (y) the maximum principal amount of Indebtedness that could be incurred such that after giving effect to such incurrence, the Secured Leverage Ratio of the Company would be no greater than 4.5 to 1.0, in each case outstanding at any one time;

(2)                                 Liens existing on the date the Notes are first issued;

(3)                                 Liens existing on property or assets at the time of its acquisition or existing on the property or assets of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof and any modifications, replacements, refinancings, restructurings, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(4)                                 Liens in favor of the Company or a Subsidiary of the Company;

(5)                                 Liens on property or assets acquired after the date on which the Notes are first issued which secure Indebtedness incurred to acquire such property or assets or improve such property or assets, so long as (x) such Indebtedness is incurred on the date of acquisition of such property or assets or within 180 days of the acquisition of such property or assets; (y) such Indebtedness is in an amount no greater than the purchase price or improvement price, as the case may be, of such property or assets so acquired; and (z) such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired;

(6)                                 Liens for taxes, assessments or governmental charges which are not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue which are being contested in good faith and by appropriate actions diligently conducted;

(7)                                 statutory and common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue such Lien is being contested in good faith and by appropriate actions diligently conducted;

(8)                                 Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(9)                                 Liens arising in the ordinary course of business securing (i) insurance premiums or (ii) reimbursement or indemnity obligations under insurance policies, in each case of clauses (i) and (ii) payable to insurance carriers that provide insurance to the Company or any of its Restricted Subsidiaries, or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by the Company or the Guarantors or any of the Restricted Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) of this clause;

(10)                          Liens arising to secure (i) the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this clause;

(11)                          easements, rights-of-way, land use regulations, covenants, conditions, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects or matters that would be disclosed in an accurate survey affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries (taken as a whole);

(12)                          Liens securing judgments not constituting an Event of Default;

(13)                          (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company or (B) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(14)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(15)                          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law or by operation of customary standard terms and conditions of the account keeping bank encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(16)                          Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an investment to be applied against the purchase price for such investment and (B) consisting of an agreement to dispose of any property and other customary Liens granted in connection with dispositions, in each case under this clause (i), solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalents made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(17)                          Liens on property of any Restricted Subsidiary that is not the Company or a Guarantor;

(18)                          Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law) regarding leases entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(19)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of the Restricted Subsidiaries;

(20)                          Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(21)                          any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;

(22)                          Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(23)                          ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(24)                          Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(25)                          security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(26)                          Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or the Guarantors in the ordinary course of business;

(27)                          any exclusive or non-exclusive licenses granted under any intellectual property rights that do not secure or is not granted in connection with incurrence of Indebtedness;

(28)                          Liens on Securitization Assets arising in connection with a Qualified Securitization Financing;

(29)                          in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Capital Stock set forth in its organizational documents or any related joint venture or similar agreement;

(30)                          Liens securing Hedging Obligations for non-speculative purposes;

(31)                          Liens (x) securing the senior unsecured notes of the Parent Guarantor and the Parent Guarantor’s Credit Facilities as contemplated under the section entitled “Description of Other Indebtedness—Wyndham Worldwide Corporation’s Existing Debt” of the Offering Memorandum or (y) permitted under Section 4.08; and

(32)                          any modifications, replacements, refinancings, restructurings, renewals or extensions thereof of any of the foregoing; provided that such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property contemplated to be subject to a Lien pursuant to terms of the original Lien and the amount of new Indebtedness does not exceed the amount of Indebtedness being replaced, refinanced, restructured, extended or renewed (plus fees and expenses, including any premium and defeasance costs and accrued interest or amortization of original issue discount)).

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens or is a Lien permitted because a Lien is granted to secure the Notes in accordance with Section 4.06(a) (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Lien has been classified or reclassified.  Liens securing Indebtedness under the Credit Agreement outstanding on the date the Credit Agreement is executed will be deemed to be incurred on such date in reliance on the exception described in clause (1) of this definition of Permitted Liens. The numerical amounts above are to be measured at incurrence only.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by the Company or any Guarantor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Principal Property” means an asset owned by the Company or or any Restricted Subsidiary having a gross book value in excess of $75,000,000.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) of the Base Indenture to be placed on all Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture.

“Pro Forma Basis” and “Pro Forma Effect” means whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Company are available (as determined in good faith by the Company).

(a)    For purposes of calculating any financial ratio or test, transactions that have been made (i) during the applicable Test Period and subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment, then such financial ratio or test shall be calculated to give pro forma effect thereto.

(b)    Whenever pro forma effect is to be given to Consolidated EBITDA with respect to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Company in good faith to be realizable as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating initiatives, operating changes and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, operating initiatives, operating changes and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, in each case, subject to the limitations set forth in and consistent with the definition of Consolidated EBITDA.

(c)    In the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility), (i) during the applicable Test Period subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

Notwithstanding anything in this definition to the contrary, when calculating the Secured Leverage Ratio in connection with a Limited Condition Acquisition, the date of determination of such ratio and of any default or event of default blocker shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such ratio shall be calculated on a Pro Forma Basis after giving effect to such Limited Condition

Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Reference Period, and, for the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Company or the target company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratio shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any ratios under the Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Entity that meets the following conditions: (a) the Company shall have determined in good faith that such Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries party to the Securitization Financing, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Entity are made at fair market value or otherwise on terms that are commercially fair and reasonable (in each case as determined in good faith by the Company) and (c) the Securitization Financing shall be non-recourse (except for Standard Securitization Undertakings) to the Company and its Restricted Subsidiaries and the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company).

“Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as amended, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a shareholder of the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by Moody’s, S&P or the applicable Rating Agency, is under publicly announced consideration for downgrade by Moody’s, S&P or the applicable Rating Agency.

“Reference Period” means the most recently ended fiscal quarter for which internal financial statements are available.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) that the Company selects.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes and of transfers and exchanges of such Notes which the Company shall cause to be kept at the appropriate office of the Registrar in accordance with Section 2.03 of the Base Indenture.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Legend deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Notes issued under this Supplemental Indenture initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Legend” means the legend set forth in Section 2.06(g)(iii) of the Base Indenture which is required to be placed on all Regulation S Global Notes issued under this Supplemental Indenture.

“Relevant Taxing Jurisdiction” has the meaning assigned to it in Section 4.05 of this Supplemental Indenture.

“Responsible Officer” when used with respect to the Company, means the chief executive officer, president, executive vice president, senior vice president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of the Company, and when used with respect to the Trustee, shall have the meaning given such term in the Base Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” means a Subsidiary of the Company (other than a Securitization Entity) which (i) is owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries, (ii) is incorporated under the laws of the United States or a state thereof and (iii) owns a Principal Property.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in an initial denomination equal to the outstanding principal amount of any Notes issued under this Supplemental Indenture initially sold in reliance on Rule 144A.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Secured Leverage Ratio” means, at the time of any determination, the ratio of (x) the consolidated Indebtedness of the Company and the Subsidiary Guarantors (net of cash and cash equivalents held by the Company and its Subsidiaries) secured by a Lien as of such date to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of Pro Forma Basis.

“Securitization Assets” means any present or future receivables and royalties, franchise, management and other fees and revenue streams and any assets related thereto, including, without limitation, all collateral securing any of the foregoing, all contracts and all guarantees or other obligations in respect of the foregoing, proceeds thereof, books and records related to the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with securitization transactions involving the foregoing.

“Securitization Entity” means any Subsidiary or other Person that is engaged solely in the business of effecting asset securitization transactions and related activities.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer, or grant a security interest in, any Securitization Assets of the Company or any of its Subsidiaries, to (a) a Securitization Entity or other Subsidiary of the Company that in turn then transfers to a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (b) any Person other than the Company or any of its Subsidiaries (in the case of a transfer by a Securitization Entity).

“Senior Indebtedness” means, with respect to any Person, Indebtedness of such Person, whether outstanding on the date of the Indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any Indebtedness of such Person owing to any Subsidiary of the Company; or (2) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness of such Person.

“Sold Entity or Business” has the meaning ascribed to that term in the definition of Consolidated EBITDA.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness that requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any such Specified Transaction having an aggregate value of less than $10,000,000 may, at the Company’s option, not be calculated on a Pro Forma Basis or after giving Pro Forma Effect.

“Spin-Off” means the spin-off by Wyndham Worldwide Corporation of Wyndham Hotels & Resorts, Inc., as contemplated by the Form 10 filed by Wyndham Hotels & Resorts, Inc. with the SEC on March 19, 2018, as amended or otherwise modified.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary for a transferor or servicer of assets transferred in connection with a securitization transaction involving accounts receivable.

“Subsidiary” of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

“Supplemental Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” has the meaning assigned to it in Section 4.05(a) of this Supplemental Indenture.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis as shown on the most recent balance sheet of the Company and its Restricted Subsidiaries calculated on a Pro Forma Basis.

“Transactions” means the Spin-Off, the offering of the Notes, the other transactions contemplated by the Offering Memorandum (including the La Quinta Acquisition) and, in each case, related transactions.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any Restricted Subsidiary in connection with the Spin-Off, the offering of the Notes, and the other transactions contemplated by the Offering Memorandum (including the La Quinta Acquisition) and, in each case in connection therewith.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction as the context requires.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or comparable governing body of such Person.

Section 1.02                            Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09

“Change of Control Payment Date”	4.09
“DTC”	2.03
“Paying Agent”	2.03
“Registrar”	2.03
“Sale and Leaseback Transaction”	4.07
“Triggering Guarantee”	4.10

Section 1.03                            Rules of Construction.

Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular;

(v)                                 provisions apply to successive events and transactions;

(vi)                              references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(vii)                           references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;

(viii)                        references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture;

(ix)                              “including” means “including, without limitation”;

(x)                                 the terms “property,” “properties,” “asset” and “assets” shall have the same meaning; and

(xi)                              for the avoidance of doubt, the terms “dissolution and “liquidation” do not include a merger, amalgamation or similar transaction.

ARTICLE 2

THE NOTES

With respect to the Notes only, Article II of the Base Indenture is hereby replaced with the following:

Section 2.01                            Form and Dating.  a)  General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or this Supplemental Indenture. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

b)                                     Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

c)                                      Form of Initial Notes, Etc. All Initial Notes issued on the Issue Date are to be initially represented by one or more Restricted Global Notes.

d)                                     Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02                            Execution and Authentication. One Officer shall sign the Notes for the Company by manual, facsimile or pdf signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount of $500,000,000 and (ii) Additional Notes from time to time for original issue in aggregate principal amount specified by the Company, in each case specified above, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether such Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as one or more Global Notes and such other information as the Company may include or the Trustee may reasonably request. The aggregate principal amount of Notes which may be authenticated and delivered under this Supplemental Indenture is unlimited. Any Additional Notes issued hereunder shall constitute the same series as the then-existing Notes; provided that the terms of any such Additional Notes shall be substantially identical to the terms of the applicable Initial Notes.

On the Issue Date, the Company will issue Initial Notes in $500,000,000 aggregate principal amount in the form of one or more Restricted Global Notes. Any Additional Notes offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(2) thereunder or Rule 144A shall be issued as one or more Rule 144A Global Notes. Any Additional Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued as one or more Regulation S Global Notes.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                            Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep the Register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. The Parent Guarantor, the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The parties to this Supplemental Indenture intend that this Section 2.03 shall be construed so that the Notes are at all times maintained and treated as being in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.04                            Paying Agent to Hold Money in Trust. Principal of, premium, if any, and interest on the Notes will be payable at the office of the Paying Agent or, at the option of the Company, payment of interest may be made by check mailed to Holders at their respective addresses set forth in the Register; provided, all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more Global Notes registered in the name or held by the Depositary shall be made by wire transfer of immediately available funds to the Paying Agent prior to 10:00 a.m., New York time, on each due date of the principal and interest on any Note. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                            Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06                            Transfer and Exchange.

a)                                     Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

(i)                                     the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(ii)                                  the Company in its sole discretion elects to cause the issuance of Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

b)                                     Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, beneficial interests in any Regulation S Global Notes may be held only through Euroclear or Clearstream unless transferred in accordance with Section 2.06(b)(iii)(A). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)                               instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(C)                               a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D)                               instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

c)                                      Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(i) thereof (provided that any such beneficial interest in Regulation S Global Note shall not be so exchangeable until after the expiration of the 40-day distribution compliance period set forth in Regulation S);

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(iv) thereof, if applicable; or

(F)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

d)                                     Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(ii) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non- U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(i) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(ii) thereof; or

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the appropriate Restricted Global Note, in the case of subparagraph (B) above, the Rule 144A Global Note or, in the case of subparagraph (C) above, the Regulation S Global Note.

e)                                      Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

f)                                       Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture:

(i)                                     Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Restricted Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF WYNDHAM HOTELS & RESORTS, INC. (OR ANY SUCCESSOR THERETO, THE “ISSUER”) THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (II) TO THE ISSUER, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

(ii)                                  Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii)                               Regulation S Legend. Each Regulation S Global Note should bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND

MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

(iv)                              ERISA Legend. Each Note shall bear a legend in substantially the following form:

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) EITHER (1) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE SECURITIES CONSTITUTES ASSETS OF (I) ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT  (WITHIN THE MEANING OF THE UNITED STATES DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA OR THE PROVISIONS OF ANY SIMILAR LAW) (EACH OF THE FOREGOING, A “PLAN”) OR (2) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE SECURITIES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW; AND (B) IF IT IS A PLAN SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO ACQUIRE AND HOLD THE SECURITIES HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1); PROVIDED, HOWEVER, THAT PLANS WILL NOT BE DEEMED TO MAKE THE REPRESENTATIONS IN CLAUSE (1)(II), ABOVE, TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED OR OTHERWISE ARE NOT IMPLEMENTED IN THEIR CURRENT FORM.

g)                                      Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

h)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.05 of the Indenture).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                                 Neither the Company nor the Registrar shall be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)                           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)                              Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of the Indenture and/or applicable United States Federal or state securities law.

(x)                                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)                              Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(xii)                           Notwithstanding anything contained herein, any transfers, replacements or exchanges of Notes, including as contemplated in this Article 2, shall not be deemed to be an incurrence of Indebtedness.

Section 2.07                            Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional legally binding obligation of the Company and shall be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Supplemental Indenture, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company or a Subsidiary thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10                            Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Supplemental Indenture.

Section 2.11                            Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12                            Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, which interest on defaulted interest shall accrue until the defaulted interest is deemed paid hereunder, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                            CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers for the Notes.

ARTICLE 3
REDEMPTION AND PREPAYMENT

With respect to the Notes only, Article III of the Base Indenture is hereby replaced with the following:

Section 3.01                            Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, they shall furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the clause of this Supplemental Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02                            Selection of Notes to Be Redeemed. If the Company elects to redeem fewer than all of the Notes, and the Notes are at the time represented by a Global Note, then the Depositary will select the particular Notes to be redeemed by lot or otherwise in accordance with the procedures thereof. If the Company elects to redeem less than all of the Notes, and any of the Notes are not represented by a Global Note, then the Trustee will select the particular Notes to be redeemed pro rata, by lot or in a manner it deems appropriate and fair.

In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of a Holder’s Notes are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                            Notice of Redemption.

At least 15 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered, by first class mail or electronically in accordance with the procedures of the Depositary, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

a)                                     the redemption date;

b)                                     the redemption price;

c)                                      if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

d)                                     the name and address of the Paying Agent;

e)                                      that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

f)                                       that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption and redeemed shall cease to accrue on and after the redemption date;

g)                                      the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed;

h)                                     that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

i)                                         any conditions to the Company’s obligations to redeem the Notes as contemplated by Section 3.04 and Section 3.07(d).

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 20 days prior to the redemption date (or such shorter period as may be agreed by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                            Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided that any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent as contemplated by Section 3.07(d).

Section 3.05                            Deposit of Redemption Price.

At or prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06                            Notes Redeemed in Part.

No Notes of $2,000 principal amount or less shall be redeemed in part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07                            Optional Redemption.

a)                                     At any time prior to April 15, 2021, the Company may, at its option, redeem all or any portion of the Notes on not less than 15 nor more than 60 days’ prior notice mailed (or, in the case of Global Notes, delivered electronically in accordance with the procedures of the Depositary) to Holders of the Notes to be redeemed at a redemption price equal to the greater of:

(i)                                     100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

(ii)                                  the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest to, but excluding, the date of redemption.

b)                                     At any time and from time to time on or after April 15, 2021, the Company may redeem the Notes in whole or in part, at the Company’s option, upon not less than 15 nor more than 60 days’ prior notice mailed (or, in the case of global notes, delivered electronically in accordance with the procedures of the Depositary) to Holders of the Notes to be redeemed at a redemption price equal the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the twelve-month period beginning on April 15 of the year indicated below:

Year	Price
2021	102.688%
2022	101.344%
2023 and thereafter	100.000%

c)                                      At any time and from time to time prior to April 15, 2021, the Company may redeem Notes with the Net Cash Proceeds received by the Company from any Equity Offering at a redemption price equal to 105.375% plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Notes (including Additional Notes); provided that

(i)                                     in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(ii)                                  not less than 60% of the original aggregate principal amount of the Notes remain outstanding immediately thereafter (including Notes that are being called for redemption but excluding Notes held by the Company or any of its Restricted Subsidiaries).

d)                                     Any redemption and notice of redemption may, at the Company’s option, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an equity offering, the consummation of such equity offering). Such notice shall state that, at the Company’s option, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

e)                                      If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

f)                                       Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

g)                                      Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.

Section 3.08                            Mandatory Redemption.

Except as otherwise provided in Section 3.09 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09                            Special Mandatory Redemption.

a)                                     If (i) the La Quinta Acquisition is not consummated on or prior to July 17, 2018 (as such date may be extended under the terms of the La Quinta Acquisition Agreement, but in no event longer than 90 days after July 17, 2018, the “Outside Date”) or (ii) if an Acquisition Termination Event (as defined below) occurs at any time prior thereto (the events in clauses (i) and (ii), each a “Mandatory Redemption Event”), the Company will redeem all the Notes on the Special Mandatory Redemption Date at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date (subject to the right of holders of record on the relevant record date prior to said redemption to receive interest due on the relevant interest payment date). In the event of the occurrence of a Mandatory Redemption Event, the Company will deliver a notice of special mandatory redemption (a “Special Mandatory Redemption Notice”), or cause a Special Mandatory Redemption Notice to be provided to the Trustee for delivery, to the Holders of the Notes (with a copy to the Trustee if delivered by the Company), no later than five Business Days after the earlier to occur of (i) the Outside Date (if the La Quinta Acquisition has not closed by such date) or (ii) the occurrence of an Acquisition Termination Event. At the Company’s request, the Trustee shall deliver the Special Mandatory Redemption Notice to Holders in the Company’s name and at its expense; provided that the Company shall have delivered such notice to the Trustee at least 5 days prior to such notice being sent to Holders (or such shorter period as may be agreed by the Trustee). The “Special Mandatory Redemption Date” shall be the date specified by the Company in the notice to Holders described above that is between the tenth Business Day and the twentieth Business Day following the earlier to occur of (i) the Outside Date (if the La Quinta Acquisition has not closed by such date) or (ii) the occurrence of an Acquisition Termination Event.

b)                                     If funds sufficient to pay the special mandatory redemption price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee on or before such Special Mandatory Redemption Date, plus accrued and unpaid interest, if any, to the Special Mandatory Redemption Date, then such Notes will cease to bear interest.

c)                                      The provisions relating to special mandatory redemption described in this Section 3.09 may not be waived or modified for the Notes subject to special mandatory redemption without the written consent of Holders of at least 90% in principal amount of the outstanding Notes.

ARTICLE 4

COVENANTS

With respect to the Notes only, the following Sections 4.03 through 4.10 are hereby added to Article IV of the Base Indenture:

Section 4.03                            Reports.

a)                                           Any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Company with the Trustee within 15 days after the same are required to be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).Documents, reports or other information filed by the Company with the SEC via EDGAR shall be deemed to be filed with the Trustee as of the time such documents or reports are filed via EDGAR.

b)                                           Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall, within 30 days after each of the respective dates by which the Company would have been required to file annual reports or quarterly reports if the Company were so subject, furnish to the Trustee (i) all financial statements that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and a report on the annual financial statements by the Company’s independent registered public accounting firm and (ii) after the end of each of the first three fiscal quarters of each fiscal year, all financial statements that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC. Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to this Section 4.03(b), the Company shall also post copies of such information required by this Section 4.03(b) on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders of the Notes. Documents, reports or other information filed or furnished by the Company with the SEC via EDGAR shall be deemed to be filed with the Trustee and shall satisfy the requirement to post copies of such information on a website in the immediately preceding sentence as of the time such documents, reports or other information are filed or furnished via EDGAR.

c)                                      Notwithstanding anything to the contrary set forth above, if the Company or any parent entity of the Company has furnished to the Holders of the Notes and the Trustee or filed with the SEC the reports described above with respect to the Company or any parent entity of the Company, the Company shall be deemed to be in compliance with the requirements set forth in Sections 4.03(a) and 4.03(b); provided that, if the financial information so furnished relates to any parent entity of the Company, the same is accompanied by consolidating information, that explains in reasonable detail the differences between the information relating to such parent entity, on the one hand, and the information relating to the Company on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited.

d)                                     In addition, the Company and the Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of Section 4.03, the Company and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders of Notes as required by this covenant if such reports have been filed with the SEC via the EDGAR filing system or such reports are publicly available.

e)                                      Notwithstanding anything contained herein, if not filed with the SEC but made publicly available to the Trustee and the registered Holders of the Notes in the event that the Company or any parent entity is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (a) such information will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC and (b) such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or Subsidiaries whose securities are pledged to secure the Notes as contemplated by Rule 3-16 of Regulation S-X or any financial statements of unconsolidated Subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions.

f)                                       The Trustee will have no responsibility to determine whether the filing of such financial statements pursuant to this Section 4.03 has occurred. Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely on Officer’s Certificates).

Section 4.04                            Compliance Certificate.

a)                                     The Company shall furnish to the Trustee annually, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer, executive vice president, senior vice president, vice president or treasurer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 11.05 of the Base Indenture.

b)                                     The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                            Additional Amounts.

a)                                     All payments made by the Company, including any successor thereto, on the Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law.

b)                                     If, pursuant to Section 5.01 of the Base Indenture, as a result of or following a merger or consolidation of the Company with, or a sale by the Company of all or substantially all of its assets to, an entity that is organized under the laws of a jurisdiction outside of the United States (a “Change in Domicile”), any deduction or withholding is at any time required for, or on account of, any Taxes imposed or levied by or on behalf of:

(i)             any jurisdiction (other than the United States) from or through which the Company makes (or, as a result of the Company’s connection with such jurisdiction, is deemed to make) a payment or delivery on the Notes, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(ii)          any other jurisdiction (other than the United States) in which the Company is organized or otherwise considered to be a resident or doing business for tax purposes,  or any political subdivision or governmental authority thereof or therein having the power to tax (each of clauses (i) and (ii), a “Relevant Taxing Jurisdiction”);

in respect of any payment or delivery on the Notes, the Company shall pay (together with such payment or delivery) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payment or delivery by each beneficial owner of such Notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), shall equal the amount that would have been received in respect of such payment or delivery in the absence of such withholding or deduction; provided, however, that Additional Amounts shall be payable only to the extent necessary so that the net amount received by the holder, after taking into account such withholding or deduction, equals the amount that would have been received by the holder in the absence of a Change in Domicile; provided, further, that no such Additional Amounts shall be payable with respect to:

(1)         any Taxes that would have been imposed absent a Change in Domicile;

(2)         any Taxes that would not have been so imposed but for the existence of any present or former connection between the beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant beneficial owner, if the relevant beneficial owner is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including the beneficial owner being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

(3)         any Taxes that would not have been so imposed if the beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant beneficial owner at that time has been notified in accordance with the procedures set forth in Section 11.02 of the Base Indenture  by the Company or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(4)         any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the beneficial owner (except to the extent that the beneficial owner would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)         any Taxes that are payable otherwise than by withholding from a payment or delivery on the Notes;

(6)         any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(7)         any Taxes that could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union;

(8)         any Taxes imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, as of the date of the indenture (or any amended or successor version that is substantively comparable and not materially more onerous) and any regulations promulgated thereunder or official governmental interpretations thereof (collectively, “FATCA”), to the extent that such Taxes would not have been imposed but for the failure by a Holder of Notes to (i) comply with applicable reporting and other requirements under FATCA and/or (ii) provide, upon reasonable demand by the Paying Agent, and at the time or times prescribed by applicable law, any form, document or certification required under FATCA, which, if provided, would establish that the payments are exempt from withholding under FATCA; or

(9)         where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive of this Section 4.05(b).

c) The Company shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and to provide such certified copies to Holders. The Company shall attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.  Copies of such documentation shall be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request and shall be made available at the offices of the Paying Agent.

d) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company shall be obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts shall be payable, the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of such Notes on the payment date. Each such Officer’s Certificate may be relied upon until receipt of a further Officer’s Certificate addressing such matters.

e) References in the Indenture or the Notes to the payment of principal, purchase prices in connection with a purchase of the Notes, interest, or any other amount payable on or with respect to the Notes shall be deemed to include payment of Additional Amounts pursuant to this Section 4.05 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

f) The obligations provided for in this Section 4.05 shall survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 4.06                            Limitations on Liens.

a)                                     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur, assume or enter into a guarantee (collectively “incur”) of, any Indebtedness secured by a Lien (other than a Permitted Lien) on any of the Company’s or any of the Company’s Restricted Subsidiaries’ Capital Stock or assets, unless the Company secures the Notes equally and ratably with the Indebtedness secured by such Lien (other than a Permitted Lien) for so long (i) as such Indebtedness is so secured (any such Lien created shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien to which it relates or such Lien constituting a Permitted Lien), or (ii) the Restricted Subsidiary is no longer a Subsidiary of the Company.  The restrictions do not apply to Indebtedness that is secured by Permitted Liens.

b) For purposes of the calculation of the Secured Leverage Ratio calculation, the Company may treat any amount of future Indebtedness as outstanding Indebtedness secured by a

Lien and may then later incur a Lien with respect to such amount of Indebtedness without complying with Section 4.06.

Section 4.07                            Limitations on Sale and Leaseback Transactions

The Company will not and will not permit any Restricted Subsidiary to enter into any arrangement with any Person to lease a Principal Property (a “Sale and Leaseback Transaction”) (except for any arrangements that exist on the date the Notes are issued or that exist at the time any Person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold by the Company or the Restricted Subsidiary to such Person unless:

a)                                     such Sale and Leaseback arrangement involves a lease for a term of not more than three years;

b)                                     such Sale and Leaseback arrangement is entered into between the Company and any Subsidiary or between the Company’s Subsidiaries;

c)                                      the Company or the Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Indebtedness permitted pursuant to Section 4.06 without having to secure equally and ratably the Notes;

d)                                     the proceeds of such Sale and Leaseback arrangement are at least equal to the fair market value (as determined by the Company’s Board of Directors in good faith) of the Principal Property and the Company applies within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Indebtedness associated with the Principal Property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the Notes and that is not debt to the Company or a Subsidiary, or (ii) the purchase or development of other comparable property; or

e)              the sale and leaseback arrangement is entered into within 180 days after the initial acquisition subject to the sale and leaseback arrangement.

Section 4.08                            Exemption from Limitations on Liens and Limitations on Sale and Leaseback Transactions

Notwithstanding the limitations described under Sections 4.06 and 4.07, the Company and its Restricted Subsidiaries are permitted to create or assume Liens to secure Indebtedness or enter into Sale and Leaseback Transactions with respect to Principal Property that would not otherwise be permitted under the limitations described under Sections 4.06 and 4.07, provided that the aggregate amount of all Indebtedness secured by such Liens (excluding Indebtedness and related Liens otherwise permitted as Permitted Liens) and the Attributable Indebtedness with respect to all such Sale and Leaseback Transactions (excluding Attributable Indebtedness with respect to such Sale and Leaseback Transactions entered into in reliance on the exceptions described in Section 4.07) at any time outstanding does not exceed the greater of (i) $440 million and (ii) 10% of Total Assets, measured at the date of incurrence (provided that any fees and expenses (including any premium and defeasance costs) incurred in connection with the replacement, refinancing, restructuring, extension or renewal pursuant to this Section 4.08 of

Indebtedness originally incurred pursuant to this Section 4.08 shall not be deemed to constitute Indebtedness for purposes of calculating the aggregate amount of Indebtedness that may be incurred pursuant to this Section 4.08 upon such replacement, refinancing, restructuring, extension or renewal).

Section 4.09                            Repurchase at the Option of Holders upon a Change of Control Triggering Event.

a)                                     If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Section 3.07, Holders of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).

b)                                     Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after public announcement of the pending Change of Control, the Company will mail (or deliver electronically) a notice to Holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required hereunder and described in such notice. The repurchase obligation with respect to any notice mailed or delivered prior to the consummation of the Change of Control shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

c)                                      To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflicts.

d)                                     On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes properly accepted.

e)                                      The Paying Agent will promptly deliver to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

f)                                       The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

g)                                      In the event that Holders of not less than 90% of the aggregate principal amount of outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.10                            Additional Guarantees

a)                                     If a Domestic Subsidiary enters into a guarantee (such guarantee being referred to as the “Triggering Guarantee”) of Senior Indebtedness of the Company under the Credit Agreement or the Company’s then primary credit facility with lenders, then the Company will, within 10 Business Days, cause such Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will guarantee payment of the Notes on the same terms and conditions as the original Guarantees from the initial Guarantors with such limitations as are set forth in the Triggering Guarantee; provided that each of the Company’s Domestic Subsidiaries that guarantees its obligations under the Credit Agreement at the time of execution thereof shall execute and deliver to the Trustee such a supplemental indenture substantially concurrently with the execution of the Credit Agreement.

b)                                     A Guarantor will be automatically released and relieved from all its obligations under its Guarantee in the following circumstances:

(i)                                     upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of at least a majority of the total voting power of the Capital Stock or other interests of such Guarantor (other than to the Company or any of its Domestic Subsidiaries), as permitted hereunder;

(ii)                                  upon the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or any of its Domestic Subsidiaries), as permitted hereunder;

(iii)                               if at any time such Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Senior Indebtedness of the Company under the Credit Agreement or the Company’s then primary credit facility with lenders; or

(iv)                              with respect to Wyndham Worldwide Corporation only, immediately prior to the Spin-Off.

ARTICLE 5

SUCCESSORS

Article V of the Base Indenture shall control.

ARTICLE 6

DEFAULTS AND REMEDIES

Article VI of the Base Indenture shall control.

ARTICLE 7

TRUSTEE

Article VII of the Base Indenture shall control.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Article VIII of the Base Indenture shall control.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

With respect to the Notes only, Article IX of the Base Indenture is hereby replaced with the following:

Section 9.01                            Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Supplemental Indenture, the Company and the Trustee may amend or supplement this Supplemental Indenture, the Indenture or the Notes without the consent of any Holders of the Notes for the purpose, among other things, of:

(1)                                 curing ambiguities, omissions, mistakes, defects or inconsistencies;

(2)                                 adding guarantees with respect to the Notes;

(3)                                 securing the Notes;

(4)                                 adding to the covenants of the Company for the benefit of some or all of the Holders or surrendering any right or power conferred upon the Company;

(5)                                 adding additional Events of Default;

(6)                                 making any change that does not adversely affect in any material respect the rights of any Holder under the Indenture;

(7)                                 changing or eliminating any provisions of the Indenture so long as there are no Holders entitled to the benefit of the provisions;

(8)                                 complying with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(9)                                 conforming the provisions of the Indenture and the Notes to the “Description of Notes” section in the Offering Memorandum;

(10)                          supplementing any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes so long as any such action shall not adversely affect the interests of any Holder of the Notes;

(11)                          permitting the authentication and delivery of Additional Notes;

(12)                          providing for uncertificated Notes in addition to or in place of certificated Notes subject to applicable laws;

(13)                          evidencing the acceptance of appointment by a successor trustee;

(14)                          complying with obligations under Article V of the Base Indenture;

(15)                          evidencing the release of any guarantor pursuant to the terms of the Indenture; or

(16)                          providing for Notes without the Private Placement Legend.

Upon the request of the Company, and upon receipt by the Trustee an Officer’s Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Supplemental Indenture or otherwise.

Section 9.02                            With Consent of Holders of Notes.

Except as provided below in this Section 9.02, this Supplemental Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes) and, subject to Sections 6.04 and 6.07, any existing Default or compliance with any provision of the Indenture or the Notes may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of such Notes as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel pursuant to Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company with any provision of the Indenture or such Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 extend the maturity of any payment of principal of or any installment of interest on the Notes;

(2)                                 reduce the principal amount of any Note, or the interest thereon, or any premium payable on any Note upon redemption thereof;

(3)                                 change the Company’s obligation to pay additional amounts;

(4)                                 change any place of payment where, or the currency in which, any Note or any premium or interest is payable;

(5)                                 change the ranking of the Notes;

(6)                                 impair the right to sue for the enforcement of any payment on or with respect to any Note; or

(7)                                 reduce the percentage in principal amount of outstanding Notes required to consent to any supplemental indenture, any waiver of compliance with provisions of the Indenture or specific defaults and their consequences provided for in the Indenture, or otherwise modify the sections in the Indenture relating to these consents.

Section 9.03                            [Intentionally Omitted]

Section 9.04                            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent thereto by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                            Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                            Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 of the Base Indenture) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 of the Base Indenture, an Officer’s Certificate and an Opinion of Counsel, in each case from the Company, stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture.

ARTICLE 10

GUARANTEES

Article X of the Base Indenture shall control.

ARTICLE 11

MISCELLANEOUS

With respect to the Notes only, the following Section 11.16 is hereby added to Article XI of the Base Indenture:

Section 11.16                     Supplemental Indenture Controls.

(a) In case any provision of this Supplemental Indenture conflicts with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and the Guarantees provided by the Parent Guarantor and any Subsidiary Guarantors endorsed thereon).

(b) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

(c) The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Base Indenture are incorporated by reference into this Supplemental Indenture.

ARTICLE 12

SATISFACTION AND DISCHARGE

With respect to the Notes, Article XII of the Base Indenture shall control.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

WYNDHAM HOTELS & RESORTS, INC.,
as issuer

By:	/s/ David Wyshner
	Name:	David Wyshner
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to First Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ William G. Keenan
	Name:	William G. Keenan
	Title:	Vice President

[Signature page to First Supplemental Indenture]

EXHIBIT A

[THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF WYNDHAM HOTELS & RESORTS, INC. (OR ANY SUCCESSOR THERETO, THE “ISSUER”). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A

(1)  Include Global Note Legend, if applicable.

A-1

TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (II) TO THE ISSUER, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](2)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.](3)

[BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) EITHER (1) NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE AND HOLD THE SECURITIES CONSTITUTES ASSETS OF (I) ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR

(2)  Include Private Placement Legend, if applicable.

(3)  Include Regulation S Legend, if applicable.

A-2

ARRANGEMENT  (WITHIN THE MEANING OF THE UNITED STATES DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA OR THE PROVISIONS OF ANY SIMILAR LAW) (EACH OF THE FOREGOING, A “PLAN”) OR (2) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE SECURITIES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY PROVISION OF SIMILAR LAW; AND (B) IF IT IS A PLAN SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO ACQUIRE AND HOLD THE SECURITIES HAS BEEN MADE BY A FIDUCIARY WHICH IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN 29 C.F.R. 2510.3-21(c)(1); PROVIDED, HOWEVER, THAT PLANS WILL NOT BE DEEMED TO MAKE THE REPRESENTATIONS IN CLAUSE (1)(II), ABOVE, TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED OR OTHERWISE ARE NOT IMPLEMENTED IN THEIR CURRENT FORM.](4)

(4)  Include ERISA Legend, if applicable.

A-3

[Face of Note]

CUSIP NO. [ ]

5.375% Notes due 2026 (the “Notes”)

No [ ].

$[ ]

WYNDHAM HOTELS & RESORTS, INC.

promises to pay to CEDE & CO. or to registered assigns the principal amount of $[     ] Dollars[, as may be increased or decreased, as reflected on the attached Schedule of Exchanges of Interests in Global Note] on April 15, 2026.

Interest Payment Dates: October 15 and April 15

Record Dates: October 1 and April 1

Subject to Restrictions set forth in this Note.

A-4

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed

Dated: [  ]

WYNDHAM HOTELS & RESORTS, INC.

By:
Name:
Title:

A-5

This is one of the Notes referred to

in the within-mentioned Supplemental Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: [ ]

[Back of Note]

5.375% Notes due 2026 (the “Notes”)

Capitalized terms used herein shall have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1.                                      INTEREST. WYNDHAM HOTELS & RESORTS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate of 5.375% per annum from the Issue Date until maturity.  The Company will pay interest semi-annually in arrears on October 15 and April 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2018. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on October 1 or April 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the United States, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.                                      INDENTURE. The Company issued the Notes under an Indenture, dated as of April 13, 2018 (the “Base Indenture”), among the Company, Wyndham Worldwide Corporation, a Delaware corporation, as Parent Guarantor, and the Trustee, as supplemented by the First Supplemental Indenture, dated as of April 13, 2018 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and

Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  To the extent any provision of the Supplemental Indenture conflicts with the express provisions of the Base Indenture, the provisions of the Supplemental Indenture shall govern and be controlling.

5.                                      OPTIONAL REDEMPTION.

a)                                     At any time prior to April 15, 2021, the Company may, at its option, redeem all or any portion of the Notes on not less than 15 nor more than 60 days’ prior notice mailed (or, in the case of Global Notes, delivered electronically in accordance with the procedures of the Depositary) to Holders of the Notes to be redeemed at a redemption price equal to the greater of:

i.                  100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

ii.               The sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest to, but excluding, the date of redemption.

b)                                     At any time and from time to time on or after April 15, 2021, the Company may redeem the Notes in whole or in part, at the Company’s option, upon not less than 15 nor more than 60 days’ prior notice mailed (or, in the case of global notes, delivered electronically in accordance with the procedures of the Depositary) to Holders of the Notes to be redeemed at a redemption price equal the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption, if redeemed during the twelve month period beginning on April 15 of the year indicated below:

Year	Price
2021	102.688%
2022	101.344%
2023 and thereafter	100.000%

c)                                      At any time and from time to time prior to April 15, 2021, the Company may redeem Notes with the Net Cash Proceeds received by the Company from any Equity Offering at a redemption price equal to 105.375% plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Notes (including Additional Notes); provided that

(1)                                 in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)                                 not less than 60% of the original aggregate principal amount of the Notes remain outstanding immediately thereafter (including Notes that are being called for redemption but excluding Notes held by the Company or any of its Restricted Subsidiaries).

d)                                     Any redemption and notice of redemption may, at the Company’s option, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an equity offering, the consummation of such equity offering). Such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

e)                                      If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

f)                                       Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

6.                                      MANDATORY REDEMPTION. [Except as otherwise provided in Paragraph 7 below,](5) the Company shall not be required to make mandatory redemption payments with respect to the Notes.

7.                                      [SPECIAL MANDATORY REDEMPTION

If (i) the La Quinta Acquisition is not consummated on or prior to July 17, 2018 (as such date may be extended under the terms of the La Quinta Acquisition Agreement, but in no event longer than 90 days after July 17, 2018, the “Outside Date”) or (ii) if an Acquisition Termination Event (as defined below) occurs at any time prior thereto (the events in clauses (i) and (ii), each a “Mandatory Redemption Event”), the Company will redeem all the Notes on the Special Mandatory Redemption Date at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date (subject to the right of holders of record on the relevant record date prior to said redemption to receive interest due on the relevant interest payment date). In the event of the occurrence of a Mandatory Redemption Event, the Company will deliver a notice of special mandatory redemption (a “Special Mandatory Redemption Notice”), or cause a Special Mandatory Redemption Notice to be provided to the Trustee for delivery, to the Holders of the Notes (with a copy to the Trustee if delivered by the Company), no later than five Business Days after the earlier to occur of (i) the Outside Date (if the La Quinta Acquisition has not closed by such date) or (ii) the occurrence of an Acquisition Termination Event. The “Special Mandatory

(5)           This language should be included only if the Note is an Initial Note.

Redemption Date” shall be the date specified by the Company in the notice to Holders described above that is between the tenth Business Day and the twentieth Business Day following the earlier to occur of (i) the Outside Date (if the La Quinta Acquisition has not closed by such date) or (ii) the occurrence of an Acquisition Termination Event.

If funds sufficient to pay the special mandatory redemption price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee on or before such Special Mandatory Redemption Date, plus accrued and unpaid interest, if any, to the Special Mandatory Redemption Date, such Notes will cease to bear interest.

The provisions relating to special mandatory redemption described in this Paragraph 7 may not be waived or modified for the Notes subject to special mandatory redemption without the written consent of Holders of at least 90% in principal amount of the outstanding Notes.](6)

8.                                      REPURCHASE AT OPTION OF HOLDER.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Section 3.07 of the Supplemental Indenture, Holders of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after public announcement of the pending Change of Control, the Company will mail (or deliver electronically) a notice to Holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required hereunder and described in such notice. The repurchase obligation with respect to any notice delivered prior to the consummation of the Change of Control shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflicts.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(6)                                 This language should be included only if the Note is an Initial Note.

a)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

b)                                     deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

c)                                      deliver or cause to be delivered to the Trustee the Notes properly accepted.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

In the event that Holders of not less than 90% of the aggregate principal amount of outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

8.                                      DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

9.                                      PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

10.                               AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Supplemental Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes

(including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Any existing Default or compliance with any provision of the Supplemental Indenture or the Notes (other than any provision relating to the right of any Holder to bring suit for the enforcement of any payment of principal, premium, if any, any interest on the Note, on or after the scheduled due dates expressed herein) may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Company, the Guarantors (if applicable) and the Trustee may amend or supplement the Supplemental Indenture or the Notes (curing ambiguities, omissions, mistakes, defects or inconsistencies; adding guarantees with respect to the Notes; securing the Notes; adding to the covenants of the Company for the benefit of some or all of the Holders or surrendering any right or power conferred upon the Company; adding additional Events of Default; making any change that does not adversely affect in any material respect the rights of any Holder under the Indenture; changing or eliminating any provisions of the Indenture so long as there are no Holders entitled to the benefit of the provisions; complying with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; conforming the provisions of the Indenture and the Notes to the “Description of Notes” section in the Offering Memorandum; supplementing any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes so long as any such action shall not adversely affect the interests of any Holder of the Notes; permitting the authentication and delivery of Additional Notes; providing for uncertificated Notes in addition to or in place of certificated Notes subject to applicable laws; evidencing the acceptance of appointment by a successor trustee; complying with Article V of the Indenture; or evidencing the release of any Guarantor pursuant to the terms of the Indenture.

11.                               DEFAULTS AND REMEDIES. Each of the following is an Event of Default with respect to the Notes:

a)                                     failure to pay when due interest, including any additional amounts, on the Notes within 30 days of its due date;

b)                                     default in payment of the principal of or premium, if any, on the Notes when due and payable, at maturity, or upon acceleration or redemption;

c)                                      the Company remains in breach of a covenant or warranty in respect of the Indenture or any Note (other than a covenant included in the Indenture solely for the benefit of debt securities of another series of Notes) for 60 days after the Company receives a written notice of default, which notice must be sent by either the Trustee or holders of at least 30% in principal amount of the outstanding Notes;

d)                                     a default resulting in acceleration of Indebtedness of the Company or any of its Restricted Subsidiaries other than intercompany Indebtedness of at least $75 million in aggregate principal amount, which acceleration has not been rescinded or annulled after 30 days’ notice thereof;

e)                                      a final judgment for the payment of $75 million or more (excluding any amounts covered by insurance or indemnities) rendered against the Company or any of its Significant Subsidiaries (other than any Securitization Entity), as defined in Article 1, Rule 1-02 of Regulation S-X, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

f)                                       the Company or any of its Significant Subsidiaries (other than any Securitization Entity) pursuant to or within the meaning of Bankruptcy Law:

i.                  commences a voluntary case,

ii.               consents to the entry of an order for relief against it in an involuntary case,

iii.            consents to the appointment of a custodian of it or for all or substantially all of its property, or

iv.           makes a general assignment for the benefit of its creditors; or

g)                                      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

i.                  is for relief against the Company or any of its Significant Subsidiaries (other than any Securitization Entity) in an involuntary case;

ii.               appoints a custodian of the Company or any of its Significant Subsidiaries (other than any Securitization Entity) or for all or substantially all of the property of the Company or any of its Significant Subsidiaries (other than any Securitization Entity); or

iii.            orders the liquidation of the Company or any of its Significant Subsidiaries (other than any Securitization Entity);

and the order or decree remains unstayed and in effect for 60 consecutive days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default with respect to the Notes occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 30% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences with respect to the Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. A court of competent jurisdiction shall have the power to stay any cure period under the Indenture in the event of litigation regarding whether a default or event of default has occurred.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

12.                               TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

13.                               NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14.                               GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

15.                               AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                               ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture or the Base Indenture, as applicable. Requests may be made to:

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey 07054

Attention: Steve Meetre

Facsimile: (973) 753-6545

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(i) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Officer of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey  07054

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Facsimile: (212) 561-6841

Attention: Wyndham Hotels & Resorts, Inc. Administrator

Re:          Wyndham Hotels & Resorts, Inc.’s 5.375% Notes due 2026 (CUSIP [    ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 13, 2018 (the “Base Indenture”), as amended, supplemented or otherwise modified by the First Supplemental Indenture dated as of April 13, 2018 (the “Supplemental Indenture”), among Wyndham Hotels & Resorts, Inc. (the “Company”), the guarantors party thereto from time to time and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                              in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐            1.             Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule

144A Global Note and/or the Definitive Note and in the Supplemental Indenture and the Securities Act.

☐            2.             Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Supplemental Indenture and the Securities Act. If the Transfer of the beneficial interest occurs prior to the expiration of the 40-day distribution compliance period set forth in Regulation S, the transferred beneficial interest will be held immediately thereafter through Euroclear or Clearstream.

☐            3.             Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐            (i)            such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

☐            (ii)           such Transfer is being effected to the Company or a subsidiary thereof; or

☐            (iii)          such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

☐            (iv)          such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted

Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Supplemental Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Supplemental Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐  (a) a beneficial interest in the:

☐  (i) Rule 144A Global Note (CUSIP           ), or

☐  (ii) Regulation S Global Note (CUSIP          ), or

☐  (b) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

☐  (a) a beneficial interest in the:

☐  (i) Rule 144A Global Note (CUSIP           ), or

☐  (ii) Regulation S Global Note (CUSIP          ), or

☐  (b) a Restricted Definitive Note; or

in accordance with the terms of the Supplemental Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey  07054

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Facsimile: (212) 561-6841

Attention: Wyndham Hotels & Resorts, Inc. Administrator

Re:          Wyndham Hotels & Resorts, Inc.’s 5.375% Notes due 2026 (CUSIP [    ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 13, 2018 (the “Base Indenture”), as amended, supplemented or otherwise modified by the First Supplemental Indenture dated as of April 13, 2018 (the “Supplemental Indenture”), among Wyndham Hotels & Resorts, Inc. (the “Company”), the guarantors party thereto from time to time and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐            (i)            Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. If the Exchange is from beneficial interest in a Regulation S Global Note to a Restricted Definitive Note, the Owner further certifies that it is either (x) a non-U.S. Person to whom Notes could be transferred in accordance with Regulation S or (y) a U.S. Person who purchased Notes in a transaction that did not require registration under the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Supplemental Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Supplemental Indenture and the Securities Act.

☐            (ii)           Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐  Rule 144A Global Note or ☐

Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Supplemental Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Supplemental Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Wyndham Hotels & Resorts, Inc.

22 Sylvan Way

Parsippany, New Jersey  07054

U.S. Bank National Association

100 Wall Street, 16th Floor

New York, New York 10005

Facsimile: (212) 561-6841

Attention: Wyndham Hotels & Resorts, Inc. Administrator

Attention: Corporate Trust Administration

Re:                             Wyndham Hotels & Resorts, Inc.’s 5.375% Notes due 2026 (CUSIP [    ]) (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 13, 2018 (the “Base Indenture”), as amended, supplemented or otherwise modified by the First Supplemental Indenture dated as of April 13, 2018 (the “Supplemental Indenture”), among Wyndham Hotels & Resorts, Inc. (the “Company”), the guarantors party thereto from time to time and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(i)                                     ☐                                    a beneficial interest in a Global Note, or

(ii)                                  ☐                                    a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Supplemental Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (a) to the Company or any subsidiary thereof, (b) in

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accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (d) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (e) pursuant to the provisions of Rule 144(d) under the Securities Act or (f) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (a) through (e) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

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EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “[  ] Supplemental Indenture”) dated as of [    ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of Wyndham Hotels & Resorts, Inc. (or its successor), a Delaware corporation, and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the Trustee and the guarantors party thereto from time to time are parties to that certain Indenture, dated as of April 13, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of April 13, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

WHEREAS Section 4.10 of the First Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the First Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this [  ] Supplemental Indenture without the consent of Holders;

WHEREAS Section 10.06 of the Base Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.                                      Defined Terms. As used in this [  ] Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this [  ] Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this [  ] Supplemental Indenture refer to this [  ] Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture except that [add any limitations required by law], including without limitation the release provisions thereof,  and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.                                      Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

4.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This [  ] Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

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5.                                      Governing Law. THIS [  ] SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.                                      Trustee Makes No Representation.

(a) The Trustee shall not be responsible for and makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the other parties hereto.

(b) The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Base Indenture are incorporated by reference into this Supplemental Indenture.

7.                                      Counterparts. The parties may sign any number of copies of this [  ] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this [  ] Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this [  ] Supplemental Indenture as to the parties hereto and may be used in lieu of the original [  ] Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.                                      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this [  ] Supplemental Indenture to be duly executed as of the date first above written.

WYNDHAM HOTELS & RESORTS, INC.

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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